UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2011

American Vantage Companies
(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-10061	04-2709807
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

P. O. Box 81920, Las Vegas, Nevada	89180
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 227-9800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2011 the Board of Directors approved to eliminate the positions of Chief Executive Officer and Chief Financial Officer effective August 31, 2011.  Ronald J. Tassinari resigned as Chief Executive Officer on August 31, 2011.  He will remain as the Company’s Chairman of the Board.  As the Chief Financial Officer, Anna M. Morrison’s final day was August 31, 2011.

Also on August 16, 2011 the Board of Directors appointed Douglas R. Sanderson, 65, a current Board Member, as Interim President.  Mr. Sanderson was appointed to the Company’s Board of Directors in October 2007.  Mr. Sanderson most recently held the position of President of La Jolla Gaming which specializes in server-based technology and offers a line of gaming software through its offices in Las Vegas, San Diego, London and San Jose, Costa Rica.  Mr. Sanderson served as President and Chief Executive Officer from 2000 to February 2006 of the publicly-traded company Fortune Entertainment Corporation.  Mr. Sanderson is also the former President and Chief Executive Officer of Sega Gaming Technology, Inc., the former Vice-President of Worldwide Sales for Bally Gaming, Inc., and the former Director of Sales for IGT.  Mr. Sanderson serves on the Board of Directors of the Nevada Muscular Dystrophy Association.

Mr. Sanderson has agreed to serve as Interim President through December 31, 2011.  In January, a review of the position will be discussed by the Board of Directors.  The Board and Mr. Sanderson are working out the terms of his appointment.

On September 8, 2011, American Vantage Companies issued a press release with respect to the matters disclosed in this Current Report on Form 8-K.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by American Vantage Companies on September 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VANTAGE COMPANIES
(Registrant)

Date: September 8, 2011	By:	/s/ Douglas R. Sanderson
Name: Douglas R. Sanderson Title: Interim President

Exhibit Index
Exhibit No.	Description

99.1	Press Release issued by American Vantage Companies on September 8, 2011